UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2013

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On March 27, 2013, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into the Securities Exchange Agreement (the “Agreement”) with Tang Capital Partners, LP (“Tang”), pursuant to which the Company agreed to issue 765,198 shares of its common stock, $0.001 par value (the “Common Stock”), to Tang in exchange for Tang’s delivery to the Company of 375,457 shares of the Company’s 6% Exchangeable Convertible Preferred Stock (the “Preferred Stock”). Tang, who is not an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), approached the Company with the proposed exchange transaction (the “Exchange”). The terms of the Exchange were determined by arms-length negotiations between the parties. The shares of Common Stock were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. This transaction settled on March  28, 2013, after which a total of 420,862 shares of Preferred Stock will remain outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: March 28, 2013

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